Exhibit 99.1

Cadence Bancorporation reports

SECOND quarter 2017 RESULTs

“We are pleased to report our second quarter results.  The quarter reflected record net income, driven by continued organic growth and an ongoing focus on efficiency and profitability.  We have seen meaningful customer acquisition and development throughout the company, as well as positive movement in our margins and continued stabilization of credit.  Our bankers have focused on core deposit growth, and generated a notable improvement in deposit mix this quarter.  We feel good about the quarter’s results, and our team is optimistic and energized about our progress,” said Paul Murphy, Cadence’s Chairman and Chief Executive Officer.

•

Net income for the second quarter of 2017 was $29.0 million compared to $14.8 million in the second quarter of 2016, a 95% increase, and an 11% increase compared to first quarter of 2017 net income of $26.1 million.

•

On a per-share basis, net income was $0.35 per diluted common share for the second quarter of 2017, compared to $0.20 in the second quarter a year earlier and $0.35 in the first quarter of 2017.  Earnings per share for the period ending June 30, 2017 reflects increases in net income offset by the $0.03 dilutive effect of the common stock offering in the second quarter of 2017.

•

Annualized returns on average assets, common equity and tangible common equity(1) for the second quarter of 2017 were 1.19%, 9.29% and 12.63%, respectively, as compared to 0.65%, 5.47% and 7.90%, respectively, for the second quarter of 2016, and 1.10%, 9.71% and 13.96%, respectively, for the first quarter of 2017.

•	Net interest margin increased 39 basis points to 3.71% in the second quarter of 2017 from 3.32% for the second quarter of 2016, and increased 25 basis points from 3.46% in the first quarter of 2017.
•

Total assets were $9.8 billion at June 30, 2017, an increase of $589.8 million, or 6%, as compared to $9.2 billion as of June 30, 2016, and up $90.6 million, or 1%, from $9.7 billion as of March 31, 2017.

•	Loans were $7.7 billion at June 30, 2017, an increase of $554.6 million, or 8%, as compared to $7.2 billion at June 30, 2016, and up $155.1 million, or 2%, from $7.6 billion as of March 31, 2017.
•	Core deposits (total deposits excluding brokered) of $7.2 billion at June 30, 2017 grew $813.7 million, or 13%, from June 30, 2016, and were $410.1 million higher, or 6%, from March 31, 2017.

Period End Balance Sheet:

Cadence continued to enjoy solid growth, completing the second quarter of 2017 with total assets of $9.8 billion, an increase of $589.8 million, or 6.4%, from June 30, 2016, and an increase of $90.6 million, or 0.9%, from March 31, 2017.

Loans at June 30, 2017 were $7.7 billion, an increase of $554.6 million, or 7.7%, compared with $7.2 billion at June 30, 2016, reflecting growth primarily in our commercial and residential loan portfolios.  Linked quarter loans increased $155.1 million, or 2.1%, from $7.6 billion at March 31, 2017, reflecting growth in specialized, general commercial & industrial and consumer mortgage lending.  Organic loan

(1) Considered a non-GAAP financial measure.  See Table 7 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

production as well as our pipeline remains robust, with payoffs and paydowns impacting net growth in the quarter.

Cadence’s energy lending portfolio continued to demonstrate improving credit quality, with balances totaling $902.3 million, or 11.7%, of total loans at June 30, 2017, as compared to $903.9 million, or 11.9%, of total loans at March 31, 2017.   At June 30, 2017, Midstream continued to make up the largest component of energy loans at 54.7%, followed by Exploration and Production at 35.7% and Energy Services at 9.6%.

Core deposits were $7.2 billion at June 30, 2017, an increase of 12.8%, or $813.7 million, compared to June 30, 2016, and an increase of 6.1%, or $410.2 million, compared to March 31, 2017.  The increases in core deposits were a result of expansion of commercial deposit relationships and treasury management services impacting noninterest bearing and interest bearing deposits, as well as retail time deposit growth.  As of June 30, 2017, brokered deposits totaled $0.7 billion (9.4% of total deposits) as compared to June 30, 2016 at $1.3 billion (16.9% of total deposits) and March 31, 2017 at $1.1 billion (13.6% of total deposits).   Total deposits at June 30, 2017 were $7.9 billion, an increase of $257.7 million, or 3.4%, compared with $7.7 billion at June 30, 2016, reflecting the growth in core deposits offset by $556.0 million, or 42.8%, reduction in brokered deposits.  Linked quarter total deposits increased $88.7 million, or 1.1%, from $7.8 billion at March 31, 2017, due primarily to the core deposit growth supporting proactive reductions in brokered deposits during the quarter, with brokered deposits declining $321.5 million, or 30.2%, linked quarter.  Wholesale funds to total assets of 9.4% at June 30, 2017 improved meaningfully during the quarter as compared to 14.1% and 14.7% at June 30, 2016 and March 31, 2017, respectively.

On April 13, 2017, we executed on our initial public offering, issuing 8.6 million shares with net proceeds adding $155.7 million to tangible common equity during the quarter, and increasing average diluted shares to 82.0 million for the second quarter of 2017, as compared to 75.3 million and 75.7 million in the second quarter of 2016 and first quarter of 2017, respectively.

Results of Operations for the Quarter:

Net income for the second quarter of 2017 was $29.0 million, up 95.2% from net income of $14.8 million in the second quarter of 2016, and up 10.9% from net income of $26.1 million in the first quarter of 2017.  The year-over-year net income improvement was driven by continued earning asset and revenue growth, margin improvement, flat expenses and improved credit costs.   The increase in net income on a linked quarter basis was due primarily to organic growth, a favorable impact of the recent short-term rate increases on our net interest margin, and favorable recovery results in acquired-credit-impaired loans.  Pre-tax, pre-provision earnings(1) were $49.2 million for the second quarter of 2017 as compared to $44.5 million in the first quarter of 2017.  On a per-share basis, net income was $0.35 per diluted common share for the second quarter of 2017, compared to $0.20 a year earlier and $0.35 for the linked quarter.  Earnings per share for the period ending June 30, 2017 reflects increases in net income offset by the $0.03 dilutive effect of the common stock offering in the second quarter of 2017.  The second quarter of 2017 annualized returns on average assets, common equity and tangible common equity(1) were 1.19%, 9.29% and 12.63%, respectively, as compared to 0.65%, 5.47% and 7.90%, respectively, for the second quarter of 2016, and 1.10%, 9.71% and 13.96% for the first quarter of 2017.

Net interest margin for the second quarter of 2017 was 3.71% as compared to 3.32% for the second quarter of 2016 and 3.46% for the first quarter of 2017.   The increase resulted from deposit costs lagging the change in earning asset yields due to short-term rate increases during the periods, the impact of

(1) Considered a non-GAAP financial measure.  See Table 7 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

decreased interest-sensitive brokered deposits and increased free-funding sources during the periods, as well as, increased loan yields in both the originated and acquired loan portfolios. Earning asset yields for the second quarter of 2017 were 4.45%, up from 3.97% in the second quarter of 2016 and 4.13% in the first quarter of 2017.  Total cost of deposits for the second quarter of 2017 was 59 basis points versus 46 basis points in the prior year’s quarter and 49 basis points in the linked quarter.  Total cost of funds for the second quarter of 2017 was 81 basis points versus 69 basis points in the prior year’s quarter and 71 basis points in the linked quarter.

Net interest income for the second quarter of 2017 was $82.4 million as compared to $69.3 million during the same period in 2016, an increase of $13.1 million, or 19.0%.  Linked quarter, net interest income increased $7.6 million, or 10.2%, from $74.8 million in the first quarter of 2017. The increases were driven by both solid loan growth during the periods and meaningful increases in the yield on loans, with loan yields increasing to 4.74% for the second quarter of 2017 versus 4.24% for the second quarter of 2016 and 4.34% for the first quarter of 2017.   Yield on loans, excluding acquired-impaired loans, were 4.36%, 3.93% and 4.14% for the second quarter of 2017, second quarter of 2016 and first quarter of 2017, respectively, demonstrating the interest-sensitivity inherent in the loan portfolio.  Interest income on loans, excluding acquired-impaired loans, was $79.9 million for the second quarter of 2017, an increase of $13.4 million, or 20.3%, from the second quarter of 2016, and an increase of $6.0 million or 8.2% from the first quarter of 2017.  Total accretion for acquired credit-impaired loans was $10.6 million in the second quarter of 2017, up $1.3 million from the second quarter of 2016 and up $3.6 million from the first quarter of 2017.   The increased accretion in the second quarter of 2017 was due to accelerated timing of certain payoffs and paydowns in acquired loans.

Noninterest income for the second quarter of 2017 was $23.0 million as compared to $23.1 million during the same period in 2016, a decrease of $0.1 million, or 0.5%.  The year-over-year change included an increase in service fees and revenue to $22.1 million at June 30, 2017 versus $20.0 million for June 30, 2016 reflecting broad based business line growth during the year, partially offset by lower securities gains and other revenues in the second quarter of 2017. Linked quarter, noninterest income decreased $1.1 million or 4.6% from $24.1 million for the first quarter of 2017.  The quarter’s change included growth in mortgage banking fees, offset primarily by the impact of first quarter 2017 seasonally higher trust and insurance revenues in the second quarter of 2017. Assets under management grew $187.5 million, or 3.5%, during the quarter to $5.6 billion.

Noninterest expense for the second quarter of 2017 was $56.1 million as compared to $55.9 million during the same period in 2016, an increase of $0.2 million, or 0.5%.  Salaries and employee benefits expense of $34.7 million in the second quarter of 2017 increased $1.6 million, or 5.0%, compared to the second quarter of 2016, including a $1.0 million increase in certain long-term incentive plan costs related to the increase in our common stock value associated with our becoming a public company. These costs were offset by lower FDIC insurance assessments, lower intangible asset scheduled amortization and other expenses as a result of targeted expense management efforts.  Linked quarter, noninterest expenses increased $1.8 million, or 3.3%, from $54.3 million for the first quarter of 2017, including the $1.0 million in incremental incentive compensation expense associated with the second quarter valuation increase of Cadence Bancorporation associated with its IPO.

The efficiency ratio(1) for the second quarter of 2017 was 53.27%, an improvement relative to both the second quarter of 2016 and first quarter of 2017 results of 60.49% and 54.95%, respectively, reflecting ongoing focus on efficiency and revenue growth.

(1) Considered a non-GAAP financial measure.  See Table 7 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Asset Quality:

Nonperforming assets (NPAs) declined during the quarter, totaling $141.4 million, or 1.8%, of total loans, OREO and other NPAs at June 30, 2017, down from $171.0 million, or 2.3%, at March 31, 2017, and down from $195.5 million, or 2.7%, at June 30, 2016.  The decline as compared to the prior year is due primarily to resolutions, paydowns, and general improvement of energy credits.  At June 30, 2017, $109.4 million, or 77.4%, of the nonperforming assets (“NPAs”) related to the energy portfolio, down from $135.0 million at March 31, 2017.  Additionally, of the $93.0 million in energy nonperforming loans included in total nonperforming assets at June 30, 2017, over 90% were paying in accordance with contractual terms.

The allowance for credit losses (“ACL”) was $93.2 million, or 1.21% of total loans, at June 30, 2017, as compared to $87.1 million, or 1.22% of total loans, at June 30, 2016 and $88.3 million, or 1.17% of total loans, at March 31, 2017.  At June 30, 2017, the allowance included reserves for the energy portfolio of 3.15% as compared to 2.80% at June 30, 2016 and 3.44% at March 31, 2017.

“With the momentum we have achieved year-to-date, we look forward to and are positive about the outlook for Cadence,” stated Mr. Murphy.

Supplementary Financial Tables:

Supplementary Financial Tables are included in this release following the customary disclosure information.

Second Quarter 2017 Earnings Conference Call:

Cadence Bancorporation executive management will host a conference call to discuss second quarter 2017 results on Thursday, July 27, 2017, at 10.00 a.m. CT / 11:00 a.m. ET.   Slides to be presented by management on the conference call can be viewed by visiting www.cadencebank, clicking through the following links: “Investor Relations”, “Events & Presentations” and “Event Calendar”.

Conference Call Access:

To access the conference call, please dial one of the following numbers approximately 10-15 minutes prior to the start time to allow time for registration, and use the Elite Entry Number provided below.

Dial in (toll free):	1-888-317-6003
International dial in:	1-412-317-6061
Canada (toll free):	1-866-284-3684
Participant Elite Entry Number:	4925342

For those unable to participate in the live presentation, a replay will be available through August 10, 2017.  To access the replay, please use the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Replay Access Code:	10110449
End Date:	August 10, 2017

Webcast Access:

A webcast of the conference call as well as the slides to be presented by management can be viewed by visiting www.cadencebank.com, clicking through the following links: “Investor Relations”, “Events & Presentations” and “Event Calendar”.

About Cadence Bancorporation

Cadence Bancorporation (NYSE:CADE) is a $9.8 billion in assets regional bank holding company headquartered in Houston, Texas. Through its affiliates, Cadence operates 65 locations in Alabama, Florida, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, commercial real estate, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, business and personal insurance, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and 55,000 ATMs. The Cadence team of 1,200 associates is committed to exceeding customer expectations and helping their clients succeed financially. Cadence Bank, N.A., Cadence Insurance, and Linscomb & Williams are direct or indirect subsidiaries of Cadence Bancorporation.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; and the amount of nonperforming and classified assets we hold. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.  A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables (Table 7).

###

Contact Information

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com

Table 1 - Selected Financial Data

	As of and for the Three Months Ended
(In thousands, except per share data)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Statement of Operations Data:
Interest income	$99,375	$89,619	$87,068	$84,654	$82,921
Interest expense	16,991	14,861	14,570	14,228	13,672
Net interest income	82,384	74,758	72,498	70,426	69,249
Provision for credit losses	6,701	5,786	(5,222)	29,627	14,471
Net interest income after provision	75,683	68,972	77,720	40,799	54,778
Noninterest income - service fees and revenue	22,144	22,489	20,605	20,878	20,048
- other noninterest income	845	1,616	1,755	1,913	3,058
Noninterest expense	56,134	54,321	55,394	54,876	55,868
Income before income taxes	42,538	38,756	44,686	8,714	22,016
Income tax expense	13,570	12,639	15,701	2,107	7,175
Net income	$28,968	$26,117	$28,985	$6,607	$14,841
Period-End Balance Sheet Data:
Investment securities, available-for-sale	$1,079,935	$1,116,280	$1,139,347	$1,031,319	$980,526
Total loans, net of unearned income	7,716,621	7,561,472	7,432,711	7,207,313	7,162,027
Allowance for credit losses	93,215	88,304	82,268	91,169	87,147
Total assets	9,811,557	9,720,937	9,530,888	9,444,010	9,221,807
Total deposits	7,930,383	7,841,710	8,016,749	7,917,289	7,672,657
Noninterest-bearing deposits	1,857,809	1,871,514	1,840,955	1,642,480	1,668,179
Interest-bearing deposits	6,072,574	5,970,196	6,175,794	6,274,809	6,004,478
Borrowings and subordinated debentures	499,265	682,567	331,712	332,787	334,192
Total shareholders’ equity	1,304,054	1,105,976	1,080,498	1,111,783	1,116,076
Average Balance Sheet Data:
Investment securities, available-for-sale	$1,099,307	$1,125,174	$1,060,821	$1,110,836	977,597
Total loans, net of unearned income	7,650,048	7,551,173	7,375,446	7,225,365	7,180,357
Allowance for credit losses	90,366	82,258	95,042	93,132	91,211
Total assets	9,786,355	9,670,593	9,596,574	9,400,145	9,167,153
Total deposits	7,940,421	8,025,068	8,425,326	7,843,582	7,496,120
Noninterest-bearing deposits	1,845,447	1,857,657	1,784,422	1,697,633	1,655,761
Interest-bearing deposits	6,094,974	6,167,411	6,640,904	6,145,949	5,840,359
Borrowings and subordinated debentures	510,373	474,976	500,045	368,192	512,837
Total shareholders’ equity	1,251,217	1,090,905	1,094,182	1,118,603	1,092,034

Table 1 (Continued) - Selected Financial Data

	As of and for the Three Months Ended
(In thousands, except per share data)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Per Share Data:(3)
Earnings
Basic	$0.35	$0.35	$0.39	$0.09	$0.20
Diluted	0.35	0.35	0.38	0.09	0.20
Book value per common share	15.59	14.75	14.41	14.82	14.88
Tangible book value (1)	11.64	10.33	9.97	10.37	10.40
Weighted average common shares outstanding
Basic	81,918,956	75,000,000	75,000,000	75,000,000	75,000,000
Diluted	81,951,795	75,672,750	75,402,525	75,258,375	75,258,375
Performance Ratios:
Return on average common equity (2)	9.29%	9.71%	10.54%	2.35%	5.47%
Return on average tangible common equity (1) (2)	12.63	13.96	15.16	3.36	7.90
Return on average assets (2)	1.19	1.10	1.20	0.28	0.65
Net interest margin (2)	3.71	3.46	3.31	3.27	3.32
Efficiency ratio (1)	53.27	54.95	58.40	58.87	60.49
Asset Quality Ratios:
Total nonperforming assets ("NPAs") to total loans and OREO and other NPAs	1.82%	2.25%	2.22%	2.52%	2.72%
Total nonperforming loans to total loans	1.36	1.77	1.73	2.13	2.26
Total ACL to total loans	1.21	1.17	1.11	1.26	1.22
ACL to total nonperforming loans ("NPLs")	88.81	65.80	63.80	59.34	53.84
Net charge-offs to average loans (2)	0.09	(0.01)	0.20	1.41	1.01
Capital Ratios:
Total shareholders’ equity to assets	13.29%	11.38%	11.34%	11.77%	12.10%
Tangible common equity to tangible assets (1)	10.27	8.25	8.13	8.54	8.78
Common equity tier 1 (CET1) (transitional)	10.92	8.99	8.84	8.82	8.69
Tier 1 leverage capital	11.00	9.10	8.89	8.73	8.90
Tier 1 risk-based capital	11.31	9.36	9.19	9.17	9.00
Total risk-based capital	13.41	11.43	11.22	11.38	11.10
_____________________

(1) - Considered a non-GAAP financial measure. See Table 7 "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) - Annualized.
(3) - 75,000,000 of our outstanding shares are owned by our parent-holding company Cadence Bancorp LLC

Table 2 - Average Balances/Yield/Rates

	Three Months Ended June 30,
	2017			2016
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income(1)
Originated and ANCI loans	$7,348,932	$79,904	4.36%	$6,793,328	$66,444	3.93%
ACI portfolio	301,116	10,525	14.02	387,029	9,231	9.59
Total loans	7,650,048	90,429	4.74	7,180,357	75,675	4.24
Investment securities
Taxable	688,464	4,178	2.43	729,213	4,169	2.30
Tax-exempt (2)	410,843	5,208	5.08	248,384	3,003	4.86
Total investment securities	1,099,307	9,386	3.42	977,597	7,172	2.95
Federal funds sold and short-term investments	312,287	688	0.88	302,508	493	0.66
Other investments	50,064	695	5.57	49,070	632	5.18
Total interest-earning assets	9,111,706	101,198	4.45	8,509,532	83,972	3.97
Noninterest-earning assets:
Cash and due from banks	59,220			50,196
Premises and equipment	65,392			69,920
Accrued interest and other assets	640,403			628,716
Allowance for credit losses	(90,366)			(91,211)
Total assets	$9,786,355			$9,167,153
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$4,232,497	$6,354	0.60%	$3,913,639	$4,086	0.42%
Savings deposits	186,307	119	0.26	179,079	105	0.24
Time deposits	1,676,170	5,298	1.27	1,747,641	4,360	1.00
Total interest-bearing deposits	6,094,974	11,771	0.77	5,840,359	8,551	0.59
Other borrowings	375,681	2,896	3.09	378,919	2,842	3.02
Subordinated debentures	134,692	2,324	6.92	133,918	2,279	6.84
Total interest-bearing liabilities	6,605,347	16,991	1.03	6,353,196	13,672	0.87
Noninterest-bearing liabilities:
Demand deposits	1,845,447			1,655,761
Accrued interest and other liabilities	84,344			66,162
Total liabilities	8,535,138			8,075,119
Stockholders' equity	1,251,217			1,092,034
Total liabilities and stockholders' equity	$9,786,355			$9,167,153
Net interest income/net interest spread		84,207	3.42%		70,300	3.10%
Net yield on earning assets/net interest margin			3.71%			3.32%
Taxable equivalent adjustment:
Investment securities		(1,823)			(1,051)
Net interest income		$82,384			$69,249
_____________________
(1) Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.

Table 3 – Loan Interest Income Detail

	For the Three Months Ended,
(In thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Loan Interest Income Detail
Interest income on loans, excluding ACI loans	$79,904	$73,869	$71,237	$68,411	$66,444
Scheduled accretion for the period	6,075	6,331	6,845	7,296	8,028
Recovery income for the period	4,450	610	968	1,360	1,203
Accretion on acquired credit impaired (ACI) loans	10,525	6,941	7,813	8,656	9,231
Loan interest income	$90,429	$80,810	$79,050	$77,067	$75,675

Loan yield, excluding ACI loans	4.36%	4.14%	4.03%	3.96%	3.93%
ACI loan yield	14.02	8.89	9.21	9.67	9.59
Total loan yield	4.74%	4.34%	4.26%	4.24%	4.24%

	For the Six Months Ended June 30,		For the Years Ended December 31,
(In thousands)	2017	2016	2016	2015
Loan Interest Income Detail
Interest income on loans, excluding ACI loans	$153,773	$129,336	$268,984	$216,422
Scheduled accretion for the period	12,406	16,728	30,870	46,042
Recovery income for the period	5,060	3,372	5,699	9,970
Total accretion income on purchased loans (ACI loans)	17,466	20,100	36,569	56,012
Loan interest income	$171,239	$149,436	$305,553	$272,434

Loan yield, excluding ACI loans	4.25%	3.90%	3.95%	3.63%
ACI loan yield	11.41	10.04	9.75	10.49
Total loan yield	4.54%	4.25%	4.25%	4.20%

Table 4 - Allowance for Credit Losses

	For the Three Months Ended
(In thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Balance at beginning of period	$88,304	$82,268	$91,169	$87,147	$90,751
Charge-offs	(2,879)	(551)	(3,922)	(26,868)	(18,206)
Recoveries	1,089	801	243	1,263	131
Net (charge-offs) recoveries	(1,790)	250	(3,679)	(25,605)	(18,075)
Provision for (reversal of) credit losses	6,701	5,786	(5,222)	29,627	14,471
Balance at end of period	$93,215	$88,304	$82,268	$91,169	$87,147

Table 5 -Noninterest Income

	Three Months Ended
(In thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Noninterest Income
Investment advisory revenue	$5,061	$4,916	$4,821	$4,733	$4,653
Trust services revenue	4,584	5,231	4,109	3,959	3,971
Service charges on deposit accounts	3,784	3,815	3,614	3,555	3,270
Credit-related fees	2,741	2,747	2,875	2,689	2,507
Insurance revenue	1,828	2,130	1,577	1,863	1,953
Bankcard fees	1,862	1,812	1,813	1,823	1,777
Mortgage banking revenue	1,213	866	1,019	1,459	1,101
Other service fees earned	1,071	972	777	797	816
Total service fees and revenue	22,144	22,489	20,605	20,878	20,048
Securities (losses) gains, net	(244)	81	1,267	1,386	1,019
Other	1,089	1,535	488	527	2,039
Total other noninterest income	845	1,616	1,755	1,913	3,058
Total noninterest income (GAAP)	22,989	24,105	22,360	22,791	23,106
Less: Securities (losses) gains	(244)	81	1,267	1,386	1,019
Adjusted noninterest operating revenue (Non-GAAP measure)	$23,233	$24,024	$21,093	$21,405	$22,087

Table 6 -Noninterest Expense

	Three Months Ended
(In thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Noninterest Expenses
Salaries and employee benefits	$34,682	$34,267	$28,139	$31,086	$33,033
Premises and equipment	7,180	6,693	7,475	7,130	6,626
Intangible asset amortization	1,190	1,241	1,555	1,607	1,659
Net cost of operation of other real estate owned	427	296	1,117	1,126	107
Data processing	1,702	1,696	1,767	1,530	1,594
Special asset expenses	469	140	670	477	392
Consulting and professional fees	1,502	1,139	2,288	2,040	1,092
Loan related expenses	757	280	1,236	985	744
FDIC insurance	954	1,493	1,517	1,912	2,292
Communications	675	655	741	535	721
Advertising and public relations	499	345	344	303	338
Legal expenses	508	432	662	337	978
Branch closure expenses	47	46	47	52	75
Other	5,542	5,598	7,836	5,756	6,217
Total noninterest expenses	$56,134	$54,321	$55,394	$54,876	$55,868

Table 7 - Reconciliation of Non-GAAP Financial Measures

	As of and for the Three Months Ended
(In thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Efficiency ratio
Noninterest expenses (numerator)	$56,134	$54,321	$55,394	$54,876	$55,868
Net interest income	$82,384	$74,758	$72,498	$70,426	$69,249
Noninterest income	22,989	24,105	22,360	22,791	23,106
Operating revenue (denominator)	$105,373	$98,863	$94,858	$93,217	$92,355
Efficiency ratio	53.27%	54.95%	58.40%	58.87%	60.49%
Adjusted noninterest expenses and operating revenue
Noninterest expense	$56,134	$54,321	$55,394	$54,876	$55,868
Less: Branch closure expenses	47	46	47	52	75
Adjusted noninterest expenses	$56,087	$54,275	$55,347	$54,824	$55,793
Net interest income	$82,384	$74,758	$72,498	$70,426	$69,249
Noninterest income	22,989	24,105	22,360	22,791	23,106
Less: Securities (losses) gains, net	(244)	81	1,267	1,386	1,019
Adjusted operating revenue	$105,617	$98,782	$93,591	$91,831	$91,336
Tangible common equity ratio
Shareholders’ equity	$1,304,054	$1,105,976	$1,080,498	$1,111,783	$1,116,076
Less: Goodwill and other intangible assets, net	(330,261)	(331,450)	(332,691)	(334,246)	(335,852)
Tangible common shareholders’ equity	973,793	774,526	747,807	777,537	780,224
Total assets	9,811,557	9,720,937	9,530,888	9,444,010	9,221,807
Less: Goodwill and other intangible assets, net	(330,261)	(331,450)	(332,691)	(334,246)	(335,852)
Tangible assets	$9,481,296	$9,389,487	$9,198,197	$9,109,764	$8,885,955
Tangible common equity ratio	10.27%	8.25%	8.13%	8.54%	8.78%
Tangible book value per share
Shareholders’ equity	$1,304,054	$1,105,976	$1,080,498	$1,111,783	$1,116,076
Less: Goodwill and other intangible assets, net	(330,261)	(331,450)	(332,691)	(334,246)	(335,852)
Tangible common shareholders’ equity	$973,793	$774,526	$747,807	$777,537	$780,224
Common shares issued	83,625,000	75,000,000	75,000,000	75,000,000	75,000,000
Tangible book value per share	$11.64	$10.33	$9.97	$10.37	$10.40
Return on average tangible common equity
Average common equity	$1,251,217	$1,090,905	$1,094,182	$1,118,603	$1,092,034
Less: Average intangible assets	(330,977)	(332,199)	(333,640)	(335,215)	(336,856)
Average tangible common shareholders’ equity	$920,240	$758,706	$760,542	$783,388	$755,178
Net income	$28,968	$26,117	$28,985	$6,607	$14,841
Return on average tangible common equity	12.63%	13.96%	15.16%	3.36%	7.90%
Pre-tax, pre-provision net earnings
Income before taxes	$42,538	$38,756	$44,686	$8,714	$22,016
Plus: Provision for credit losses	6,701	5,786	(5,222)	29,627	14,471
Pre-tax, pre-provision net earnings	$49,239	$44,542	$39,464	$38,341	$36,487